Exhibit 10.5
Contract  #3147
AMENDED AND RESTATED
STORAGE SERVICE AGREEMENT
FOR RATE SCHEDULE FSS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

This STORAGE SERVICE AGREEMENT, hereinafter referred to as "Agreement," made and entered into by and between CenterPoint Energy - Mississippi River Transmission Corporation, a Delaware corporation, hereinafter called "MRT," and Laclede Gas Company, a Missouri corporation, hereinafter called "Customer."

In consideration of the mutual covenants herein contained, the parties hereto agree that MRT shall provide natural gas storage service for Customer, on a firm basis, and Customer shall furnish, or cause to be furnished, to MRT natural gas for such storage during the term hereof, at the rates and on the terms and conditions hereinafter provided.

1)	TERM*

	Effective Date:	Originally May 1, 2002, as amended and restated effective April 1, 2008
	Primary Term End Date:	April 30, 2013

*     Pursuant to Section 2.7, Rate Schedule FSS, MRT and Customer have agreed to an Effective Date and a Primary Term End Date other than the beginning of the injection season and the end of the withdrawal season, respectively.

	Evergreen?	Yes [ X ] No [ ]

After Primary Term End Date, this Agreement shall continue to be in effect unless and until terminated by either MRT or Customer by written notice or electronically via the Internet as permitted or requested by MRT, to the other delivered at least one (1) year prior to the date of intended termination.

2)	QUANTITIES

Maximum Stored Quantity (MSQ): 23,550,243 Dth
(Based on a heat content of 1,020 Btu per Cubic Foot)

Maximum Daily Withdrawal Quantity (MDWQ): 410,231 Dth

3)	RATE

Service hereunder shall be provided pursuant to Rate Schedule FSS.  Customer shall pay, or cause to be paid, to MRT each month for all services provided hereunder the maximum applicable rate and any other charges specified in MRT's FERC Gas Tariff, Third Revised Volume No. 1, as on file and in effect from time to time, for services rendered hereunder, unless otherwise agreed (either in writing or electronically via the Internet as required by MRT) by MRT and Customer in an Exhibit A, or other format provided for in the Tariff, in effect during the term of this Agreement or in a capacity release award.

5)	ADDRESSES

	For Notices to Customer:	For Bills to Customer:
	Laclede Gas Company	Laclede Gas Company
	Attn: Steven F. Mathews	Attn: Gas Accounting
	720 Olive Street	720 Olive Street, 13th Floor
	St. Louis, MO 63101	St. Louis, MO 63101
	Telephone: (314) 516-8585	Telephone: (314) 516-8595
	Facsimile: (314) 421-1979	Facsimile: (314) 241-2278
E-Mail: smathews@lacledegas.com

	For Notices to MRT:	For Payments to MRT:
	1600 S. Brentwood Blvd., Suite 590	P.O. Box 203293
	St. Louis, MO 63144	Houston, TX 77216-3293
Facsimile: (314) 991-7600

Contract #3147
AMENDED AND RESTATED
STORAGE SERVICE AGREEMENT
FOR RATE SCHEDULE FSS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

For Wire Transfer Payment to MRT:
MRT Nominations (other than electronic):	Mississippi River Transmission
Client Services	Chase Bank of Texas
Facsimile: (318) 429-3298	ABA No. 113000609
Account No.
MRT Pipeline Operations:
System Control Department
1600 S. Brentwood Blvd., Suite 590
St. Louis, MO 63144
Telephone: (314) 991-9900
E-Mail: mrtconsole@centerpointenergy.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date shown below.

CENTERPOINT ENERGY - MISSISSIPPI RIVER		LACLEDE GAS COMPANY
TRANSMISSION CORPORATION

By:	/s/ Robert Trost	By:	/s/ Kenneth J. Neises
Name	Robert Trost	Name:	Kenneth J. Neises
Title	Division Vice President – Marketing MRT	Title:	Executive Vice President

Date:	March 18, 2008	Date:	March 18, 2008

Contract #3147
AMENDED AND RESTATED
STORAGE SERVICE AGREEMENT
FOR RATE SCHEDULE FSS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

GENERAL TERMS AND CONDITIONS

1)
Upon termination hereof for whatever reason, Customer agrees to stop delivering gas to MRT for storage hereunder.  In addition, upon termination of this Agreement, Customer agrees that it will thereafter make no further demand for service hereunder and MRT agrees that it will make no further demand for the continuation of services or any payment related thereto, other than payments which are due with respect to any services previously provided.  Customer agrees to cooperate with and assist MRT in obtaining whatever regulatory approvals and authorizations, if any, as are necessary or appropriate in view of such termination and abandonment of service hereunder.

2)
Termination of this Agreement shall not relieve either party of any obligation that might otherwise exist to correct any volume imbalance hereunder (including withdrawal of stored quantities) nor relieve Customer of its obligation to pay any monies due hereunder to MRT.

3)
In accordance with the terms and conditions of Section 17 of the General Terms and Conditions of MRT's FERC Gas Tariff, Third Revised Volume No. 1 (General Terms and Conditions), if Customer fails to pay within thirty (30) days after payment is due all of the amount of any bill for service rendered by MRT hereunder, MRT, upon ten (10) days' written notice to Customer, may suspend further injections and/or withdrawals of gas until such past due amount is paid, or satisfactory credit arrangements have been made in accordance with Section 5 of the General Terms and Conditions.  If Customer fails to pay or make satisfactory credit arrangements within such ten (10) day notice period, MRT, in addition to any other remedy it may have hereunder, may, upon thirty (30) days' written notice to Customer, terminate this Agreement and cease further injections and/or withdrawals of gas on behalf of Customer.

4)	Service hereunder shall be provided pursuant to Rate Schedule FSS of MRT's FERC Gas Tariff, Third Revised Volume No. 1. Customer will provide Fuel Use and LUFG.

5)
This Agreement shall be subject to the provisions of the applicable rate schedule as well as the General Terms and Conditions set forth in MRT's Tariff, as on file and in effect from time to time, and such provisions are incorporated herein by this reference.  Any curtailment of storage service hereunder shall be in accordance with the priorities set out in MRT's General Terms and Conditions.  To the extent not inconsistent with effective law, MRT shall have the right to determine the priority and/or scheduling of the storage service under this Agreement and to revise the priority and/or scheduling of this storage service from time to time.

6)
MRT shall have the right at any time and from time to time to file and place into effect unilateral changes or modifications in the rates and charges, and other terms and conditions of service hereunder, as set forth in the applicable rate schedule and in the General Terms and Conditions, in accordance with the Natural Gas Act or other applicable law.

7)
In the event that MRT places on file with the Commission another rate schedule which may be applicable to service rendered hereunder, then MRT, at its option, may, from and after the effective date of such rate schedule, utilize such rate schedule in the performance of this Agreement.  Such rate schedule or superseding rate schedule(s) and any revisions thereof which shall be filed and become effective shall apply to and be a part of this Agreement.  MRT shall have the right to propose, file and make effective with the Commission, or other body having jurisdiction, changes and revisions of any effective rate schedule(s) and/or General Terms and Conditions, or to propose, file, and make effective superseding rate schedules and/or General Terms and Conditions, for the purpose of changing the rates, charges, and other provisions thereof effective as to Customer.

8)
Except as provided in this paragraph, this Agreement shall not be assigned by Customer in whole or in part without MRT’s prior written or electronic consent, which consent shall not be unreasonably withheld.  Customers under Rate Schedule FSS may release their capacity consistent with the terms and conditions of the applicable rate schedule and the General Terms and Conditions of MRT’s Tariff.  Additionally, Customer may request that MRT consent to Customer’s assignment of this Agreement, in whole, to an entity affiliated with Customer.  For firm contracts, MRT will only consent to assignment of the contract to a Customer’s affiliate, subject to the assignee’s satisfaction of the criteria in Section 5.4(k), GT&C, in the situation in which, after Customer obtains the contract, a corporate reorganization results in a transfer to an affiliate of the function for which the capacity was obtained.  Any entity that succeeds by purchase, merger, consolidation or otherwise to the properties of Customer, substantially as an entirety, shall be entitled to the rights and shall be subject to the obligations of its predecessors in title under this Agreement.  Subject to the above, the respective rights and obligations of the parties under this Agreement shall extend to and be binding upon their heirs, successors, assigns and legal representatives.  In addition to all other  rights  and  remedies, MRT may terminate the Agreement immediately if it is assigned by Customer without MRT’s consent, whether

Contract #3147
AMENDED AND RESTATED
STORAGE SERVICE AGREEMENT
FOR RATE SCHEDULE FSS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

GENERAL TERMS AND CONDITIONS
(Continued)

the assignment or contract be voluntary or by operation of law or otherwise.  Subject to the above, the respective rights and obligations of the parties under the Agreement shall extend to and be binding upon their heirs, successors, assigns and legal representatives.

9)
Any notice, statement, or bill provided for in this Agreement shall be in writing, or if MRT’s Tariff requires, via electronic means and shall be considered as duly delivered when hand-delivered, telecopied, or when received by the other party if mailed by United States mail, postage prepaid, to the addresses specified herein (unless and until either party notifies the other, in writing, of a change in its address).

10)
Each party shall notify the other in writing of the name, address, telephone number and telecopy number and e-mail address of the person or persons who shall have authority to act for such party in connection with this Agreement, and operating notices shall thereafter be served upon such person or persons.

11)
This Agreement constitutes the entire agreement between the parties and no waiver, representation or agreement, oral or otherwise, shall affect the subject matter hereof unless and until such waiver, representation or agreement is reduced to writing (or, if MRT permits or requires, otherwise memorialized via electronic means) and executed by authorized representatives of the parties.  No waiver by either Customer or MRT of any one or more defaults by the other in performance of any of the provisions of the Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or of a different character.

12)
THE INTERPRETATION AND PERFORMANCE OF THE AGREEMENT SHALL BE IN ACCORDANCE WITH THE LAWS OF MISSOURI, EXCLUDING CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

13)	Exhibit A attached hereto is incorporated into the Agreement in its entirety.

14)	This Agreement amends and restates the currently effective Storage Service Agreement between the parties.

15)
Pursuant to Section 5.1(a), Rate Schedule NNT, of MRT’s Tariff, Customer shall have the option to reduce its FSS capacity in proportion to Customer’s reduction of the MDQ under FTS Contract  3310, Section 18 of the General Terms and Conditions, between MRT and Customer.  Customer must exercise its option within thirty (30) days after service commences to the Bypassing Customer over its direct connection with MRT, with the reduction of FSS capacity becoming effective reasonably concurrent with the reduction of FTS capacity, taking into consideration that any gas that Customer may be required to remove from storage as a result of the FSS capacity reduction must be undertaken in a reasonable manner and in a reasonable time period.

16)
Pursuant to Section 15.3, General Terms and Conditions, of MRT’s Tariff, the parties agree that Customer has the Right of First Refusal (ROFR).  If Customer chooses to exercise its ROFR, it shall do so by following the procedures applicable to the exercise of a ROFR provided for in the Tariff.

Contract #3147
AMENDED AND RESTATED
STORAGE SERVICE AGREEMENT
FOR RATE SCHEDULE FSS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

EXHIBIT A

Customer agrees to pay the rates specified on this Exhibit A for performance of certain gas transportation service under the Agreement specified above.  These rates are applicable only in accordance with the following:

RATES AND APPLICABILITY:

(a)
General:  In consideration for Customer's continuing compliance with the provisions of the Transportation Service Agreement ("Agreement") specified above, the transportation rates and charges as defined below for the specified services provided under the Agreement only apply to receipts from, and subsequent deliveries to, the Points of Receipt and Delivery, quantities and/or time periods described herein and to reserved capacity necessary to effect such service.  In addition to any rate or amount referred to herein (including discounted rates, Negotiated Rates, overrun rates and maximum tariff rates), Customer shall pay any applicable charges, penalties, surcharges, fees, taxes, settlements and/or direct billed amounts provided for in MRT's Tariff.  In any event, the rate in any month shall never be below MRT's applicable minimum tariff rate for a discount rate transaction.  For a Negotiated Rate transaction, the rate in any month shall never be below MRT's applicable minimum tariff rate, unless MRT otherwise agrees.  MRT shall not be responsible for the payment and satisfaction of any taxes assessed or levied on the receipt, transmission (and any activities in connection therewith), delivery, use and/or consumption with respect to gas delivered or received by Customer, unless MRT agrees otherwise.

(b)
Inability to Collect Negotiated Rates:    If this Exhibit A covers a Negotiated Rate transaction, and MRT is unable to collect Negotiated Rates due to a change in Commission policy or rejection of the transaction by the Commission prior to or during the term of such transaction, then, unless the parties agree otherwise, Customer shall pay the maximum tariff rate for the services.  In such event, MRT shall notify Customer in writing of the requirement to pay maximum tariff rates and, if the maximum tariff rates are greater than the Negotiated Rates under such transaction, Customer shall have no more than thirty (30) days from the date of such notification to give notice in writing of termination of the applicable Agreement, with such termination to be effective no later than the end of the month following the month in which such termination notice is received.

(c)	Description of Rate: Negotiated Rate [ ] Discounted Rate [ X ] (Check one)

(i)
Base Rate:  Customer’s rate for service shall be the maximum Base Tariff Rate(s) set forth in MRT’s Tariff from time to time; provided, however, that during the Term of this Agreement, Customer’s Base Rate(s) shall not  exceed the maximum Base Rate Deliverability, Capacity, and Injection/Withdrawal Charges  set forth on Twenty-Seventh  Revised Sheet No. 8 (effective November 1, 2007), or if as a result of a rate design change in a Section 4 or 5 rate proceeding, the equivalent of the maximum Base Rate Deliverability, Capacity, and Injection/Withdrawal Charge(s) set forth on Twenty-Seventh Revised Sheet No. 8 when computed at an assumed 100% load factor as follows: $0.3121.

(ii)	Surcharges: All applicable Rate Schedule FSS surcharges, penalties, charges, fees, taxes, settlements, direct billed amounts and Fuel Use and LUFG retentions.

(d) Term of Rate:	Begin Date(s):	April 1, 2008

End Date(s):
April 30, 2013 and continuing thereafter unless and until terminated by either MRT or Customer by written notice or electronically via the Internet as permitted or required by MRT, to the other delivered at least one (1) year prior to the date of the intended termination.

(e)
Authorized Overrun:  For discounted rate transactions, any authorized overrun quantities shall be at the assumed 100% load factor derivative of the Base Rate(s) set forth in (c) above, plus all applicable Rate Schedule FSS surcharges, penalties, and Fuel Use and LUFG retentions.

Contract #3147
AMENDED AND RESTATED
STORAGE SERVICE AGREEMENT
FOR RATE SCHEDULE FSS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

EXHIBIT A
(continued)

(f)	Rate-Related Provisions:

(i)
Consideration for Rate Granted:  MRT agrees to the rates specified in this Exhibit A in exchange for Customer's agreement to forego credits or other benefits to which Customer would otherwise be entitled under the Agreement, but only to the extent such credits or benefits would result in a greater economic benefit over the term of this Exhibit A than that represented by the agreed-upon rate.  Accordingly, unless MRT otherwise agrees, Customer will not receive credits (with the exception of (1) penalty revenue credits provided pursuant to Section 34 of the General Terms and Conditions of MRT's Tariff, and (2) capacity release credits) from rates, refunds or other revenues collected by MRT or Customer if to do so would effectively result in a lower rate or greater economic benefit to Customer; provided, however, that (I) for a Customer taking service under a discount or recourse rate agreement, the rate in any month shall never be above MRT's applicable maximum tariff rate, and (II) MRT and a Customer taking service under a Negotiated Rate agreement can agree pursuant to Section 14.2 of the General Terms and Conditions of MRT's Tariff that MRT will retain some or all of the capacity release credits to the extent those credits exceed the amount of the Customer's invoiced demand component.  If the parties' agreement to the foregoing is determined invalid or if Customer seeks to obtain credits or benefits inconsistent therewith, unless MRT otherwise agrees, it will have the right to immediately terminate or modify any provisions of this Exhibit A that would allow Customer to pay amounts less than the maximum applicable tariff rate.

(ii)
Regulatory Authority:  This Exhibit A is subject to Section 30 of the General Terms and Conditions of MRT's Tariff.  MRT and Customer hereby acknowledge that this Exhibit A is subject to all valid and applicable federal and local laws and to the orders, rules and regulations of any constituted federal or local regulatory body or governmental authority having jurisdiction.  Any provision of this Exhibit A which is determined by any court or regulatory body having jurisdiction to be invalid or unenforceable will be ineffective to the extent of such determination only, without invalidating, or otherwise affecting the validity of, the remaining provisions.  Except as otherwise provided in subsection (b) above, unless the parties agree otherwise, if MRT  reasonably determines that a federal or local law, or order, rule or regulation of any governmental authority having or asserting jurisdiction (1) requires performance by MRT that is inconsistent with the terms of this Exhibit A, or (2) conditions or prohibits the granting of selective discounts or other rates specified in paragraph (d) of this Exhibit A, then MRT and Customer shall promptly take all reasonable actions in good faith to enter into alternative arrangements that will secure to the maximum extent practicable for each party all of the benefits of the transaction set out in this Agreement; provided however, that MRT shall not be required to enter into or continue arrangements that would result in a greater economic detriment to MRT than existed prior to the regulatory event or change.

Executed by a duly authorized representative of each party hereto, in the space provided below:

CENTERPOINT ENERGY - MISSISSIPPI RIVER		LACLEDE GAS COMPANY
TRANSMISSION CORPORATION

By:	/s/ Robert Trost	By:	/s/ Kenneth J. Neises
Name	Robert Trost	Name:	Kenneth J. Neises
Title	Division Vice President – Marketing MRT	Title:	Executive Vice President

Date:	March 18, 2008	Date:	March 18, 2008